Boston Scientific to Acquire Cameron Health, Inc.
Company gains first and only commercially available subcutaneous ICD technology to offer lifesaving therapy to patients at risk of sudden cardiac arrest

Natick, MA (March 8, 2012) - Boston Scientific Corporation (NYSE: BSX) announces the exercise of its option to acquire Cameron Health, Inc., a privately held company based in San Clemente, California. Cameron Health has developed the world's first and only commercially available subcutaneous implantable cardioverter defibrillator - the S-ICD® System. Unlike conventional implantable cardioverter defibrillators (ICDs), which require thin, insulated wires (leads) to pass through the venous system and into the heart, the entire S-ICD System sits just below the skin and leaves the heart and blood vessels untouched. This one-of-a-kind technology has the potential to expand the reach of ICD therapy, offering physicians and appropriate patients a new alternative to traditional ICDs, while strengthening Boston Scientific's arrhythmia management portfolio.

The S-ICD System has received CE Mark and has been commercially available in select geographies, including several major European countries, since 2009. The system has been clinically evaluated in a variety of studies and has been implanted in more than 1,000 patients worldwide. Cameron Health received expedited review status and submitted its PMA application to the U.S. Food and Drug Administration (FDA) in December 2011. Boston Scientific anticipates FDA approval for the S-ICD System in the first half of 2013.

“With Cameron, we gain a strong, experienced team of professionals who are pioneers in this novel technology, and we are thrilled to welcome them to Boston Scientific,” said Hank Kucheman, Chief Executive Officer of Boston Scientific. “The acquisition of Cameron Health builds on Boston Scientific's commitment to introducing innovation in the CRM space and represents an important part of our strategy to generate top-line revenue and market share growth. We believe that the S-ICD System represents a breakthrough treatment for patients at risk of sudden cardiac arrest and strengthens our ability to deliver value to physicians, their patients and healthcare systems around the world. We expect that the S-ICD System, combined with recent ICD and CRT-D launches, upcoming pacemaker launches, and the recently acquired WATCHMAN® left atrial appendage closure device, will create a compelling and highly differentiated portfolio of arrhythmia management products,” continued Kucheman.

“The S-ICD System represents a new category of rhythm management devices that is unlike anything available today,” said Kenneth A. Ellenbogen, M.D., F.A.C.C., Professor of Medicine and Director of the Electrophysiology Laboratory at the Medical College of Virginia. “This system provides physicians with a new alternative in the treatment of patients at risk for sudden cardiac arrest and should become first-line therapy for patients who may benefit from not having a lead in the heart.”

“The S-ICD System was designed to eliminate the complications associated with transvenous leads, creating an important new treatment option for patients at risk of sudden cardiac arrest,” said Kevin Hykes, President and CEO of Cameron Health. “We look forward to joining the Boston Scientific team, which will allow us to expand our commercialization efforts and bring this proven therapy to more patients around the world.”

The agreement calls for an upfront payment of $150 million, payable upon transaction closing, an additional potential $150 million payment upon FDA approval of the S-ICD System, plus up to an additional $1.050 billion of potential payments upon achievement of specified revenue-based milestones over a six-year period following FDA approval. The Company expects to fund these payments through the cash flow of its business. The Company currently expects the transaction to be approximately $0.01 dilutive in 2012 and approximately break-even in 2013 to earnings per share on an adjusted basis and more dilutive in both years on a GAAP basis as a result of acquisition-related net charges and amortization, which will be determined following closing of the transaction. Closing of the transaction is subject to customary conditions, including relevant antitrust clearance, and is expected to occur in the second or third quarter of 2012.

The S-ICD® System is restricted under Federal law for investigational use only and is not for sale in the U.S.

To download a high-resolution image of the S-ICD® System go to:
http://bostonscientific.mediaroom.com/home.

A document containing information related to today's announcement can be found under the heading 'Events and Presentations' at the following link: http://www.bostonscientific.com/investors.

About Boston Scientific
Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties.  For more information, please visit: www.bostonscientific.com.

About Cameron Health
Cameron Health, Inc., headquartered in San Clemente, California, is a pioneer in the development, manufacture and distribution of the next generation of implantable defibrillators. For more information, please visit: www.cameronhealth.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding market performance and our global business plans, regulatory approval, new product launches and launch cadence, product performance and effect, competitive offerings, expected accretion and dilution, timing of closing, feasibility studies, financial performance and acquisition strategy.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, political, competitive, reimbursement, legal and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures including adjusted earnings per share. Adjusted earnings per share excludes goodwill and intangible asset impairment charges; acquisition-, divestiture-, litigation- and restructuring-related charges and credits; certain discrete tax items and amortization expense. Non-GAAP measures such as adjusted earnings per share are not in accordance with generally accepted accounting principles in the United States. The GAAP financial measure most directly comparable to adjusted earnings per share is GAAP earnings per share. The difference between our estimated impact of the acquisition on our GAAP and adjusted earnings per share relates to amortization expense on acquired intangible assets and acquisition-related net charges, which include contingent consideration expense and acquisition-related fair value adjustments. These amounts are excluded by the Company for purposes of measuring adjusted earnings per share.

Management uses adjusted earnings per share along with other supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. Non-GAAP financial measures, including adjusted earnings per share, should not be considered in isolation from or as a replacement for GAAP financial measures. We believe that presenting non-GAAP financial measures in addition to GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

CONTACT:	Denise Kaigler
508-650-8330 (office)
Media Relations
Boston Scientific Corporation
denise.kaigler@bsci.com

Angela Wonson
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Media Relations
Weber Shandwick
awonson@webershandwick.com

Sean Wirtjes
508-652-5305 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com